Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Corcom, Inc. on Form S-8 (File No. 2- 96731, 33-22257, 33-41142, 33-80204, and
333-28873) of our report dated February 27, 1998, on our audits of the consolidated financial statement schedules of Corcom, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.


s/s Coopers & Lybrand, L.L.P.
Chicago, Illinois
March 19, 1998
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